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News
Release
Vectren Corporation
One Vectren Square
Evansville, IN 47708

Investor Contact     Naveed Mughal, (812) 491-4916, nmughal@vectren.com
Media Contact     Chase Kelley, (812) 491-4128, kckelley@vectren.com

FOR IMMEDIATE RELEASE

Nov. 5, 2015

Vectren Corporation Reports Third Quarter 2015 Results
Updates 2015 Guidance

Initiates 2016 Consolidated Earnings Expectations

Evansville, Ind. - Vectren Corporation (NYSE:VVC) today reported third quarter 2015 net income of $39.3 million, or $0.48 per share, compared to net income of $49.4 million, or $0.60 per share, in the third quarter of 2014. For the nine months ended Sept. 30, 2015, net income was $132.1 million or $1.60 per share compared to $131.8 million, or $1.60 per share for the nine months ended Sept. 30, 2014. The 2014 results exclude the results of Coal Mining as the company sold its wholly owned coal mining subsidiary, Vectren Fuels, in Aug. 2014. Consolidated results, as reported, for the third quarter of 2014, were net income of $47.3 million, or $0.57 per share, and $110.4 million, or $1.34 per share, for the three and nine months ended Sept. 30, 2014, respectively.

Summary and highlights of results

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Utility earnings were $26.9 million, or $0.33 per share, in the third quarter of 2015, compared to $24.3 million, or $0.30 per share, in 2014. Year-to-date net income for the Utility Group was $114.3 million, or $1.38 per share, compared with $108.5 million, or $1.32 per share, for the year-to-date period in 2014.

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Nonutility Group earnings were $12.5 million, or $0.15 per share, in the third quarter of 2015 compared to $23.7 million in 2014, or $0.29 per share. For the year-to-date period, nonutility results were earnings of $18.2 million, or $0.22 per share, compared to earnings of $22.5 million, or $0.27 per share, in 2014. The 2014 results exclude the results of Coal Mining.

“Our utility operation continues to show very strong results, driven largely by our gas infrastructure investment programs and a continued focus on cost control,” said Carl Chapman, Vectren’s chairman, president and CEO. “Our Energy Services business is right on track to meet its target for the year as evidenced by a strong improvement in results this quarter. The distribution business of Infrastructure

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Services also contributed nicely for the quarter as the strong demand for infrastructure repair and maintenance continues.”

“As we discussed last quarter, the transmission portion of Infrastructure Services continues to be challenged by near term headwinds created by sustained low oil prices and their impact on the competitive environment for pipeline work. We continue to see a strong future for the transmission business once we emerge from the current market conditions. As a result of these current market challenges, we are revising our 2015 expectations by narrowing and lowering the range, taking into consideration lower expected results from Infrastructure Services. Because we continue to see the strong mid- to long-term demand for Infrastructure Services, we are initiating consolidated earnings guidance for 2016 now, to demonstrate that confidence, at $2.45 to $2.65 per share,” said Chapman.

2015 earnings guidance updated and 2016 earnings guidance initiated

The company narrows and lowers its 2015 consolidated earnings guidance expectation to be within a range of $2.30 to $2.40 per share.

The 2016 consolidated earnings guidance expectation of $2.45 to $2.65 per share includes Utility Group earnings within a range of $1.95 to $2.05 per share, and the Nonutility Group earnings within a range of $0.50 to $0.60 per share. The 2016 guidance at midpoint represents a 6.3% annual growth rate since 2013, which was just prior to the start of our significantly increased gas infrastructure replacement program. That performance demonstrates our confidence in our long-term growth rate of 5-7%.

In November 2014, the company updated its long-term financial targets. The increased financial targets reflected strong earnings growth at the Utility Group from significant investment in gas infrastructure and supporting regulatory recovery mechanisms and the narrowing of the Nonutility Group’s business mix to high demand and high growth operations. The financial targets established in November 2014 and reiterated today are:

Long-term growth targets

•	Total shareholder return of 9-11%

•	Consolidated earnings growth of 5-7%

•	Consolidated earnings payout ratio of ~60%

•	Dividend growth of 5-7%, aligned with consolidated earnings growth

•	Utility earnings growth of 4-6%

•	Utility payout of 70% to support the external dividend

•	Nonutility earnings growth of 12-15%

Guidance ranges are based on assumptions and information currently available, but changes in these assumptions or other circumstances could materially impact earnings and result in earnings for 2015 and 2016 significantly above or below this guidance. These targeted ranges are subject to such factors discussed below under "Forward-Looking Statements".

Discussion of 2015 quarter and year-to-date Utility Group results

The Utility Group consists of the company’s regulated utility operations and other operations that provide information technology and other support services to those regulated operations. The company segregates its regulated utility operations between a Gas Utility Services operating segment and an Electric Utility Services operating segment. The Gas Utility Services segment provides natural gas distribution and transportation services to nearly two-thirds of Indiana and west-central Ohio. The Electric Utility Services segment provides electric transmission and distribution services to southwestern Indiana and includes its power generating and wholesale power operations. The Utility Group also earns a return

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on shared assets, such as customer billing systems and the customer contact center, used by the company’s utility operations.

For the three months ended Sept. 30, 2015, Utility Group earnings were $26.9 million, compared to $24.3 million in 2014. In the nine months ended Sept. 30, 2015, the Utility Group earned $114.3 million, compared to $108.5 million in 2014. The quarter and year-to-date increases are largely driven by increases in gas utility margin from returns on the Indiana and Ohio infrastructure replacement programs, small customer growth, and large customer usage, offset somewhat by a decrease in wholesale electric margin due primarily to lower market pricing compared to 2014 periods. Decreases in operating expenses related to performance-based compensation also favorably impacted earnings in both the quarter and year-to-date periods.

Gas Utility Services
The Gas Utility Services operating segment reported a seasonal loss of $3.3 million during the third quarter of 2015, compared to a loss of $5.1 million in 2014. In the nine months ended Sept. 30, 2015, Gas Utility Services earned $40.4 million, compared to earnings of $33.9 million in 2014. The improved results in 2015 are due to returns on the Indiana and Ohio infrastructure replacement programs as the investment in those programs continues to ramp up. Increased earnings also resulted from increases in small customer growth and large customer usage, offset slightly by net increases in other costs.

Following is more detailed information related to the earnings from Gas Utility Services for the quarter and year-to-date periods ended Sept. 30, 2015. Identified items are presented after the impact of income taxes.

(millions)	Quarter End	Year to Date
2014 Gas Utility Earnings	$(5.1)	$33.9

Infrastructure replacement programs	2.0	5.1
Customer growth & usage	0.6	1.7
All other	(0.8)	(0.3)
	1.8	6.5

2015 Gas Utility Earnings	$(3.3)	$40.4

Electric Utility Services
The Electric Utility Services operating segment earned $28.2 million in the three months ended Sept. 30, 2015, compared to $26.7 million in the third quarter of 2014. Electric Utility Services earned $67.1 million year-to-date in 2015, compared to earnings of $65.9 million for the nine months ended Sept. 30, 2014. Results in the quarter reflect the favorable impact of weather on retail electric margin, which management estimates the after tax impact to be approximately $1.3 million in the third quarter of 2015 as compared to 2014, offset somewhat by a decrease in wholesale margin due primarily to lower market pricing. The quarter and year-to-date periods benefited from an increased tax deduction for production activities, as well as lower operating expenses in 2015. The lower operating expenses are driven primarily by decreases in performance-based compensation expense.

Following is more detailed information related to the earnings from Electric Utility Services for the quarter and year-to-date periods ended Sept. 30, 2015. Identified items are presented after the impact of income taxes.

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(millions)	Quarter End	Year to Date
2014 Electric Utility Earnings	$26.7	$65.9

Weather impact on small customer usage	1.3	0.2
Wholesale power margin	(0.3)	(1.9)
Operating expenses, primarily performance-based compensation	0.1	1.4
All other	0.4	1.5
	1.5	1.2

2015 Electric Utility Earnings	$28.2	$67.1
Other Operations
The Utility Group also earns a return on shared assets through currently approved rates as if portions of the assets were in the rate base of each utility. Such shared assets include customer billing systems and the customer contact center, as examples. In the third quarter of 2015, earnings from these operations were $2.0 million, compared to $2.7 million in 2014. In the nine months ended Sept. 30, 2015, earnings from these operations were $6.8 million compared to $8.7 million in 2014. The decrease is due primarily to favorable tax adjustments in the prior year.

Nonutility Group discussion

All amounts included in this section are after tax. Results reported by business group are net of corporate expenses allocated to the Nonutility Group.

In the third quarter of 2015, Nonutility Group results were earnings of $12.5 million, compared to earnings of $23.7 million in 2014. For the nine months ended Sept. 30, 2015, the Nonutility Group reported earnings of $18.2 million compared to $22.5 million in 2014. The 2014 results exclude Coal Mining.

Infrastructure Services
Infrastructure Services provides underground pipeline construction and repair services through wholly owned subsidiaries Miller Pipeline, LLC and Minnesota Limited, LLC.

Results from Infrastructure Services’ operations for the quarter ended Sept. 30, 2015, were earnings of $9.9 million, compared to earnings of $23.5 million in the third quarter of 2014. During the nine months ended Sept. 30, 2015, earnings were $19.6 million, compared to $27.6 million year-to-date in 2014. Results in the quarter and year-to-date periods of 2015 decreased compared to 2014 due to certain bid projects not being awarded and lower margin on contracts awarded. Backlog as of Sept. 30, 2015 was $635 million. The backlog is a clear indicator of demand and it is anticipated that additional large projects will be added to backlog in the fourth quarter as currently outstanding bids are resolved. The September 2015 backlog compares to $575 million at June 30, 2015, and $625 million at Dec. 31, 2014. The backlog at yearend 2014 included significant transmission station work that was completed early in 2015, and the transmission integrity scope of work that was bid but not renewed. That segment of work not being renewed is reflective of a more competitive environment. Other contractors are adjusting crews and work load in the current low oil price environment where some large gas and oil exploration projects are being canceled or delayed. The loss of work is being replaced in the near term with some lower margin transmission projects. The strong and growing demand in the distribution services business also helped offset some of the decline in transmission services’ results with strong quarter and year-to-date results that are ahead of plan. That trend is expected to continue. Some larger transmission projects are also anticipated in the near term that may introduce some volatility in Infrastructure Services’ earnings. As an example, Infrastructure Services is currently in discussions on a number of large, new pipe transmission

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projects that, if awarded, would have revenues of as much as $300 million in 2016. While Infrastructure Services may seek other large projects, the fundamental business model related to the long cycle of repair and maintenance work in the transmission sector remains unchanged as the demand remains high. Revenues for the year-to-date period were $642.5 million, compared to $546.6 million for the same period in 2014.

The long-term outlook for construction activity remains strong as utilities, municipalities and pipeline operators replace aging natural gas and oil pipelines and related infrastructure and as pipeline operators construct new pipelines due to the continued significant demand for shale gas and oil infrastructure. The recent drop in oil prices has resulted in some production cuts that have been predominately related to the drilling of new wells. There are significant new pipe projects already announced for 2016-2018 that are expected to absorb resources and equipment. The result could be a gradual increase in margins and less competition for pipe maintenance work. Pipelines are still being built for producing wells and, as such, the demand for this work is still strong. While the drop in oil prices could have greater impact if prices do not rebound, the mix of activity should improve and the long-term trends are positive.

Energy Services
Energy Services provides energy performance contracting and sustainable infrastructure, such as renewables, distributed generation and combined heat and power projects through its wholly owned subsidiary Energy Systems Group, LLC (ESG).

Energy Services’ results in the third quarter of 2015 were earnings of $3.1 million in 2015, compared to earnings of $0.1 million in the third quarter of 2014. During the nine months ended Sept. 30, 2015, Energy Services operated at a loss of ($0.4) million, compared to a loss of ($4.7) million in 2014.

On Aug. 5, 2015, a significant Energy Savings Performance Contract was signed with the National Aeronautics and Space Administration’s (NASA) Johnson Space Center. The project value includes the cost of initial construction, commissioning, and start-up; long-term operations, maintenance, and equipment repair and replacement; and carrying costs. The objective of the project is to maximize energy cost savings associated with the project’s two energy conservation measures: Combined Heat and Power Plant; and Chilled Water Plant Improvements. The project will have a 22-month construction period. The contract includes an initial construction price of approximately $47 million, of which $42 million is included in backlog at Sept. 30, 2015. The contract also includes a 22-year operations and maintenance agreement that will commence upon the completion of construction.

At Sept. 30, 2015, the backlog of signed contracts remains strong at $177 million, compared to $144 million on Dec. 31, 2014. The company's long-term view of the performance contracting and sustainable infrastructure opportunities remains positive as the national focus on energy conservation, renewable energy, and sustainability continues to grow given the expected rise in power prices across the country and customer focus on efficiency. Expected activity in the federal sector, as well as positive indications in the public sector and sustainable infrastructure business, is reflected in the strong backlog and sales funnel. Consistent with the national focus on energy conservation and efficiency, in the past several years there has been a provision in the tax code allowing for federal tax deductions related to energy efficiency savings achieved. ESG has reflected the benefit of those deductions in its results in the years where the deductions were available, including 2014. The tax code section allowing those deductions expired at the end of 2014. There is action currently in the U.S. Congress, through a tax extenders package, that could extend those deductions. While the company believes that passage of a tax extender package before yearend is likely, any such benefit has not been included in the earnings expectation for 2015.

Coal Mining
Prior to Aug. 29, 2014, Coal Mining owned, and through its contract miners, mined and sold coal to the company’s utility operations and to third parties through its wholly owned subsidiary, Vectren Fuels. On

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Aug. 29, 2014, the company sold Vectren Fuels. Results from Coal Mining for the three and nine months ended Sept. 30, 2014, inclusive of the loss on sale, were losses of $2.1 million and $21.4 million, respectively.

Use of Non-GAAP Measures

This earnings release contains non-GAAP financial measures that exclude the 2014 results related to Coal Mining.

Management uses consolidated net income, consolidated earnings per share, and Nonutility Group net income, excluding results from Coal Mining in 2014, to evaluate its results. Coal Mining results that are excluded from the GAAP measures are inclusive of holding company costs (corporate allocations, interest and taxes). Management believes analyzing underlying and ongoing business trends is aided by the removal of Coal Mining results in the year of disposition and the rationale for using such non-GAAP measures is that the company has exited the coal mining business. Management believes this presentation provides the best representation of the overall results of the ongoing operations.

A material limitation associated with the use of these measures is that the measures that exclude Coal Mining results do not include all costs recognized in accordance with GAAP. Management compensates for this limitation by prominently displaying a reconciliation of these non-GAAP performance measures to their closest GAAP performance measures. This display also provides financial statement users the option of analyzing results as management does or by analyzing GAAP results.

The following table reconciles consolidated net income, consolidated basic EPS, and Nonutility Group net income to those results excluding Coal Mining results in 2014.

	Three Months Ended September 30, 2014			Nine Months Ended September 30, 2014
(in millions, except EPS)	GAAP Measure	Exclude Coal Mining Results	Non-GAAP Measure	GAAP Measure	Exclude Coal Mining Results	Non-GAAP Measure
Consolidated
Net Income	$47.3	$2.1	$49.4	$110.4	$21.4	$131.8
Basic EPS	$0.57	$0.03	$0.60	$1.34	$0.26	$1.60
Nonutility Group Net Income	$21.6	$2.1	$23.7	$1.1	$21.4	$22.5

Please SEE ATTACHED unaudited schedules for additional financial information

Live Webcast on Nov. 6, 2015
Vectren’s financial analyst call will be at 11:00 a.m. (EST), Nov. 6, 2015, at which time management will discuss third quarter financial results and 2016 earnings guidance. To participate in the call, analysts are asked to dial 1-866-821-5457 10 minutes prior to the start time and refer to the “Vectren Corporation 2015 Third Quarter Earnings Call”. All interested parties may listen to the live webcast accompanied by a slide presentation at www.vectren.com. A replay of the webcast will be made available at the same location approximately two hours following the conclusion of the analyst call.

About Vectren
Vectren Corporation (NYSE: VVC) is an energy holding company headquartered in Evansville, Ind. Vectren’s energy delivery subsidiaries provide gas and/or electricity to more than 1 million customers in adjoining service territories that cover nearly two-thirds of Indiana and west central Ohio. Vectren’s nonutility subsidiaries and affiliates currently offer energy-related products and services to customers

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throughout the U.S. through infrastructure services and energy services. To learn more about Vectren, visit www.vectren.com.

Forward-Looking Information

A “safe harbor” for forward-looking statements is provided by the Private Securities Litigation Reform Act of 1995 (Reform Act of 1995). The Reform Act of 1995 was adopted to encourage such forward-looking statements without the threat of litigation, provided those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Certain matters described in Management’s Discussion and Analysis of Results of Operations and Financial Condition are forward-looking statements. Such statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. When used in this filing, the words “believe”, “anticipate”, “endeavor”, “estimate”, “expect”, “objective”, “projection”, “forecast”, “goal”, “likely”, and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the company’s actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

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Factors affecting utility operations such as unusual weather conditions; catastrophic weather-related damage; unusual maintenance or repairs; unanticipated changes to coal and natural gas costs; unanticipated changes to gas transportation and storage costs, or availability due to higher demand, shortages, transportation problems or other developments; environmental or pipeline incidents; transmission or distribution incidents; unanticipated changes to electric energy supply costs, or availability due to demand, shortages, transmission problems or other developments; or electric transmission or gas pipeline system constraints.

•
New legislation, litigation and government regulation, such as changes in or additions to tax laws or rates, pipeline safety regulation and environmental laws, including laws governing air emissions, carbon, waste water discharges and the handling and disposal of coal combustion residuals that could impact the continued operation, and/or cost recovery of our generation plants and related assets.

•
Catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, cyber attacks, or other similar occurrences could adversely affect the company’s facilities, operations, financial condition, results of operations, and reputation.

•	Increased competition in the energy industry, including the effects of industry restructuring, unbundling, and other sources of energy.

•
Regulatory factors such as unanticipated changes in rate-setting policies or procedures, recovery of investments and costs made under regulation, interpretation of regulatory-related legislation by the IURC and/or PUCO and appellate courts that review the decisions issued by those agencies, and the frequency and timing of rate increases.

•
Financial, regulatory or accounting principles or policies imposed by the Financial Accounting Standards Board; the Securities and Exchange Commission; the Federal Energy Regulatory Commission; state public utility commissions; state entities which regulate electric and natural gas transmission and distribution, natural gas gathering and processing, electric power supply; and similar entities with regulatory oversight.

•	Economic conditions including the effects of inflation rates, commodity prices, and monetary fluctuations.

•
Economic conditions surrounding the current economic uncertainty, including increased potential for lower levels of economic activity; uncertainty regarding energy prices and the capital and commodity markets; volatile changes in the demand for natural gas, electricity, and other nonutility products and services; impacts on both gas and electric large customers; lower residential and commercial customer counts; higher operating expenses; and further reductions in the value of certain nonutility real estate and other legacy investments.

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•	Volatile natural gas and coal commodity prices and the potential impact on customer consumption, uncollectible accounts expense, unaccounted for gas and interest expense.

•	Volatile oil prices and the potential impact on customer consumption and price of other fuel commodities.

•
Direct or indirect effects on the company’s business, financial condition, liquidity and results of operations resulting from changes in credit ratings, changes in interest rates, and/or changes in market perceptions of the utility industry and other energy-related industries.

•
The performance of projects undertaken by the company’s nonutility businesses and the success of efforts to realize value from, invest in and develop new opportunities, including but not limited to, the company’s Infrastructure Services, Energy Services, and remaining ProLiance Holdings assets.

•
Factors affecting Infrastructure Services, including the level of success in bidding contracts; fluctuations in volume of contracted work; unanticipated cost increases in completion of the contracted work; funding requirements associated with multiemployer pension and benefit plans; changes in legislation and regulations impacting the industries in which the customers served operate; the effects of weather; failure to properly estimate the cost to construct projects; the ability to attract and retain qualified employees in a fast growing market where skills are critical; cancellation and/or reductions in the scope of projects by customers; credit worthiness of customers; ability to obtain materials and equipment required to perform services; and changing market conditions, including changes in the market prices of oil and natural gas that would affect the demand for infrastructure construction.

•
Factors affecting Energy Services, including unanticipated cost increases in completion of the contracted work; changes in legislation and regulations impacting the industries in which the customers served operate; changes in economic influences impacting customers served; failure to properly estimate the cost to construct projects; the ability to attract and retain qualified employees; cancellation and/or reductions in the scope of projects by customers; changes in the timing of being awarded projects; credit worthiness of customers; lower energy prices negatively impacting the economics of performance contracting business; and changing market conditions.

•	Employee or contractor workforce factors including changes in key executives, collective bargaining agreements with union employees, aging workforce issues, work stoppages, or pandemic illness.

•
Risks associated with material business transactions such as acquisitions and divestitures, including, without limitation, legal and regulatory delays; the related time and costs of implementing such transactions; integrating operations as part of these transactions; and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions.

•
Costs, fines, penalties and other effects of legal and administrative proceedings, settlements, investigations, claims, including, but not limited to, such matters involving compliance with federal and state laws and interpretations of these laws.

More detailed information about these factors is set forth in Vectren’s filings with the Securities and Exchange Commission, including Vectren’s 2014 annual report on form 10-K filed on Feb. 17, 2015. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changes in actual results, changes in assumptions, or other factors affecting such statements.
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